Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Orchard Therapeutics plc

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(2)	Proposed Maximum Offering Price Per Unit(3)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity(1)	Ordinary Shares, nominal value £0.10 per share	457(r)	$ —	$ —	$ —	—	$ —

Fees to Be Paid	Debt(1)	Debt Securities	457(r)	—	—	—	—	—

Fees to Be Paid	Other(1)	Warrants	457(r)	—	—	—	—	—

Fees to Be Paid	Other(1)	Units	457(r)	—	—	—	—	—

Fees to Be Paid	Unallocated (Universal) Shelf(1)		457(o)	—	—	$200,000,000	0.0000927	$18,540
Fees to Be Paid	Total Registration Fee:							$18,540

Carry Forward Securities

Carry Forward Securities	Equity	Ordinary Shares, nominal value £0.10 per share	457(b)	$100,000,000(4)	N/A	$100,000,000			POSASR	333-234439	February 27, 2020	$12,980

	Total Offering Amounts							$18,540

	Total Fees Previously Paid							—

	Total Fee Offsets							$12,980

	Net Fee Due							$5,560

(1)

The amount to be registered consists of up to $200,000,000 of an indeterminate amount of ordinary shares, debt securities, warrants and/or units that may be offered and sold from time to time in one or more offerings. The ordinary shares may be represented by American Depositary Shares, each of which currently represents one ordinary share. A separate registration statement on Form F-6 has been or will be filed for the registration of American Depositary Shares issuable upon deposit of the ordinary shares.

(2)

Such indeterminate number or amount of ordinary shares, debt securities, warrants and/or units to purchase any combination of the foregoing securities, as may from time to time be issued at indeterminate prices, and units composed of one or more of the foregoing securities, with an aggregate initial offering price not to exceed $200,000,000. Securities registered hereunder may be sold separately or together in any combination with other securities registered hereunder. Warrants may be exercised to purchase any of the other securities registered hereby. The securities registered hereunder also include such indeterminate number of ordinary shares and amount of debt securities as may be issued upon conversion of or exchange for securities that provide for conversion or exchange, upon exercise of securities or pursuant to the antidilution provisions of any other securities.

(3)

The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”).

(4)

The registrant previously paid a fee of $12,980 related to $100,000,000 of the registrant’s ordinary shares, which could have been represented by American Depositary Shares, that could have been issued and sold under a certain sales agreement with Cowen and Company, LLC pursuant to a prospectus supplement filed by the registrant on February 27, 2020. Of such shares, $100,000,000 were unsold, and the registration fee in the amount of $12,980 related thereto is applied to the registrant’s total registration fee. Accordingly, the registrant is paying the registration fee due less the $12,980 that was previously paid.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(b) and 0-11(a)(2)

Fee Offset Claims		—	—	—		—

Fee Offset Sources	Orchard Therapeutics plc	POSASR	333-234439	February 27, 2020	February 27, 2020	$12,980	Equity	American Depositary Shares representing Ordinary Shares, nominal value £0.10 per share	N/A	$100,000,000	$12,980

Rule 457(p)

Fee Offset	—	—	—	—		—	—	—	—	—

Claims	—	—	—		—						—